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                                 CERTIFICATE OF TRUST

                                          OF

                              W.R. BERKLEY CAPITAL TRUST

         This Certificate of Trust is being executed as of December 11, 1996 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 DEL. C. Sections 3801 ET SEQ. (the "Act").

         The undersigned hereby certifies as follows:

         1. NAME. The name of the business trust is "W.R. Berkley Capital Trust" (the "Trust").

         2. DELAWARE TRUSTEE. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

         The Bank of New York (Delaware)
         400 White Clay Center, Route 273
         Newark, New Castle County, Delaware 19711

         3. EFFECTIVE. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

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         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                            THE BANK OF NEW YORK (DELAWARE),
                                            as Delaware Trustee


                                                /s/ Joseph G. Ernst
                                            By: _______________________________
                                                Name: Joseph G. Ernst

                                                Assistant Vice President
                                                ADMINISTRATIVE TRUSTEE


                                                /s/ John D. Vollaro
                                            By: _______________________________
                                                Name: John D. Vollaro

                                                ADMINISTRATIVE TRUSTEE


                                                /s/ Anthony J. Del Tufo
                                            By: _______________________________
                                                Name: Anthony J. Del Tufo

                                                ADMINISTRATIVE TRUSTEE


                                                /s/ Robert S. Gorin
                                            By: _______________________________
                                                Name: Robert S. Gorin

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